Exhibit 4.3

EXPRESSION DIAGNOSTICS, INC.

SERIES F PREFERRED STOCK PURCHASE AGREEMENT

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		Page

9.8	Finders Fees	16
9.9	Expenses	17
9.10	Aggregation of Stock	17
9.11	Severability	17
9.12	Delays or Omissions	17
9.13	Corporate Securities Law	17
9.14	Exculpation Among Investors	17
9.15	Indemnification	18

EXHIBITS

Exhibit A	Schedule of Investors
Exhibit B	Form of Amended and Restated Certificate of Incorporation
Exhibit C	Schedule of Exceptions
Exhibit D	Form of Fifth Amended and Restated Investors’ Rights Agreement
Exhibit E	Form of Second Amended and Restated Voting Agreement
Exhibit F	Form of Third Amended and Restated Right of First Refusal and Co-Sale Agreement
Exhibit G	Form of Legal Opinion of Company Counsel

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SERIES F PREFERRED

STOCK PURCHASE AGREEMENT

THIS SERIES F PREFERRED STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of May 7, 2007, by and among Expression Diagnostics, Inc., a Delaware corporation (the “Company”), and the investors identified on the Schedule of Investors attached hereto as Exhibit A (each an “Investor,” and collectively the “Investors”).

R E C I T A L S:

A.                                   The Board of Directors of the Company (the “Board of Directors”) and the requisite stockholders have adopted the Amended and Restated Certificate of Incorporation (the “Certificate”) in the form attached hereto as Exhibit B which, among other matters, establishes the rights, preferences and privileges of the Company’s Series F Preferred Stock (the “Series F Preferred”).

B.                                     The Company desires to sell shares of Series F Preferred to the Investors and the Investors desire to purchase shares of Series F Preferred, on the terms and subject to the conditions set forth in this Agreement.

THE PARTIES AGREE AS FOLLOWS:

1.               Purchase and Sale of Series F Preferred Stock.

1.1 Sale and Issuance of Series F Preferred.  The Company shall sell to each Investor, severally, and each such Investor shall, severally, purchase from the Company the number of shares of Series F Preferred as set forth opposite the name of such Investor in column one of Exhibit A in exchange for the total purchase price set forth in column three of Exhibit A at a purchase price of $5.124 per share. The shares of Series F Preferred sold to the Investors are referred to as the “Shares.”

1.2 Initial Closing.  The initial purchase and sale of the Shares shall take place on the initial closing date of the sale by the Company to the Investors of the Shares pursuant to this Agreement, or on such other date as the Company and the Investors mutually agree. At each closing (“Closing”), the Company shall deliver to the Investors certificates representing the Shares to be purchased by the Investors at the Closing as set forth in Exhibit A against delivery to the Company by each such Investor at the Closing of (a) an executed counterpart of this Agreement and (b) a check, wire transfer or cancellation of indebtedness (or any combination thereof) in the aggregate purchase price therefor payable.

1.3 Subsequent Closings.  The Company may sell and issue up to the balance of the authorized shares of Series F Preferred not sold at the initial Closing to such persons in subsequent Closings as may be approved by the Company and Burrill & Co., and such persons shall, upon execution and delivery of the relevant signature pages, become parties to the Rights Agreement, Voting Agreement and Co-Sale Agreement (as these capitalized terms are defined herein). All such sales and issuances shall be made on the terms and conditions set forth in this

Agreement. The Company and any Investors purchasing Series F Preferred at each subsequent Closing will execute counterpart signature pages to this Agreement, and such Investors will, upon delivery to the Company of such signature pages, become parties to, and bound by, this Agreement. Immediately after each subsequent Closing, Exhibit A will be amended to list the Investors purchasing shares of Series F Preferred hereunder and the number of shares of Series F Preferred purchased by each Investor under this Agreement at each such subsequent Closing. Any shares of Series F Preferred sold and issued at subsequent Closings shall be deemed to be “Shares” for all purposes under this Agreement, and any purchasers thereof shall be deemed to be “Investors” for all purposes under this Agreement.

2.               Definitions.  For purposes of this Agreement:

2.1 “Material Adverse Event”.  shall mean an occurrence having a consequence that is materially adverse as to the business, properties, prospects or financial condition of the Company.

2.2 “Subsidiary”.  constitutes any corporation more than 50% of whose stock (measured by virtue of voting rights) in the aggregate is owned by the Company.

3.               Representations and Warranties of the Company to the Investors.  Except as set forth on the Schedule of Exceptions attached hereto as Exhibit C, the Company hereby represents and warrants to each Investor that:

3.1 Corporate Organization and Authority.  The Company:

(a)          is a corporation duly organized, validly existing, authorized to exercise all its corporate powers, rights and privileges, and is in good standing in the State of Delaware;

(b)         has the corporate power and corporate authority to execute this Agreement, the Fifth Amended and Restated Investors’ Rights Agreement (the “Rights Agreement”) attached hereto as Exhibit D, the Second Amended and Restated Voting Agreement (the “Voting Agreement”) attached hereto as Exhibit F and the Third Amended and Restated Right of First Refusal and Co-Sale Agreement (the “Co-Sale Agreement”) attached hereto as Exhibit F (this Agreement, the Rights Agreement, the Voting Agreement and the Co-Sale Agreement are collectively referred to as the “Agreements”) and carry out the transactions contemplated hereby and thereby and to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and

(c)          is qualified as a foreign corporation and is in good standing in California and all other jurisdictions in which such qualification is required, except jurisdictions where the failure to be qualified would not be a Material Adverse Event.

3.2 Capitalization.  Immediately prior to the Closing, the authorized capital of the Company shall consist of:

(a)          Preferred Stock. 24,956,954 shares of Preferred Stock par value $0.001 per share, (i) 546,000 of which are designated Series A Preferred Stock, 546,000 of which are outstanding prior to the Closing, (ii) 994,773 of which are designated Series B

Preferred, 994,768 of which are outstanding prior to the Closing, (iii) 5,828,660 of which are designated Series C Preferred, 5,828,660 of which are outstanding prior to the Closing, (iv) 6,614,857 of which are designated Series D Preferred, 6,013,509 of which are outstanding prior to the Closing, (v) 5,872,664 of which are designated Series E Preferred, 5,723,538 of which are outstanding prior to the Closing, and (vi) 5,100,000 of which are designated Series F Preferred, none of which are outstanding prior to the Closing. All outstanding shares of Preferred Stock are duly and validly issued (including without limitation, issued in compliance with applicable federal and state securities laws), fully-paid, and non-assessable. Each outstanding series of Preferred Stock is convertible into Common Stock on a one-for-one basis as of the date hereof (except for the Series B Preferred Stock, which will convert into an aggregate of 1,268,197 shares of Common Stock) and the consummation of the transactions contemplated hereunder will not result in any anti-dilution adjustment or other similar adjustment to the outstanding shares of Preferred Stock.

(b)         Common Stock. Immediately prior to Closing, 35,000,000 shares of Common Stock par value $0.001 per share, of which 3,502,442 shares are issued and outstanding. All outstanding shares of Common Stock (including shares issued pursuant to the Company’s 1998 Stock Plan) are duly and validly issued (including without limitation, issued in compliance with applicable federal and state securities laws), fully-paid, and non-assessable. The Company has reserved 3,691,288 shares of Common Stock for issuance under its 1998 Stock Plan (the “Plan”), excluding shares that have been issued pursuant to restricted stock purchase agreements and/or the exercise of outstanding options and are included in the outstanding Common Stock listed in the first sentence of this Section 3.2(b) above. Options to purchase 1,183,135 shares of Common Stock that have been granted under the Plan are currently outstanding; and 2,508,153 shares of Common Stock remain available for future issuance to officers, directors, employees and consultants of the Company under the Plan. The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the Company’s minute book.

(c)          Other. Except as set forth in the Schedule of Exceptions and as contemplated by the Agreements, there are no outstanding options, warrants, conversion privileges, preemptive rights, or other rights or agreements to purchase or otherwise acquire or issue any equity securities of the Company. The Company is not a party or subject to any agreement or understanding, and, to the Company’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

(d)         Acceleration and Vesting Provisions. All options granted and Common Stock issued vest as follows: twenty-five percent (25%) of the shares vest one (1) year following the vesting commencement date, with the remaining seventy-five percent (75%) vesting in equal monthly installments over the next three (3) years. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by the Company.

3.3 Subsidiaries.  The Company does not presently own, have any investment in, or control, directly or indirectly, any Subsidiaries, associations or other business entities. The Company is not a participant in any joint venture or partnership.

3.4 Authorization.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of, and performance of all obligations under the Agreements, and for the issuance and delivery of the Shares, and of the Common Stock issuable upon conversion of the Shares (the “Conversion Shares”) has been taken. The Agreements constitute legally binding valid obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.

3.5 Validity of Series F Preferred.  The Shares, when issued, sold and delivered in accordance with the terms and for the consideration expressed in this Agreement, shall be duly and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), fully-paid and non-assessable, and free from any liens or encumbrances other than those set forth in the Agreements and the applicable state and federal securities laws restrictions on transfer to which such Shares are subject. The Conversion Shares have been duly and validly reserved for issuance, and, upon issuance in accordance with the Certificate shall be duly and validly issued (including, without limitation, issued in compliance with all applicable federal and state securities laws), fully paid and non-assessable, and free from any liens or encumbrances other than those set forth in the Agreements and the applicable state and federal securities laws restrictions on transfer to which such Conversion Shares are subject.

3.6 Offering.  Subject in part to the truth and accuracy of each Investor’s representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf has taken, or will take, any action hereafter that would cause the loss of such exemptions.

3.7 No Conflict with Other Instruments; Compliance with Laws.  The execution, delivery and performance of the Agreements by the Company will not result in any violation of, be in conflict with, or constitute a default under or result in the imposition of any Lien upon any of the Company’s material assets under, with or without the passage of time or the giving of notice: (i) any provision of the Certificate or the Company’s Bylaws; (ii) any provision of any judgment, decree or order to which the Company is a party or by which it is bound; (iii) any material provision of any contract, obligation or commitment to which the Company is a party or by which it is bound; or (iv) any material statute, rule or governmental regulation applicable to the Company. The Company is, and is conducting its business, in compliance in all material respects with all statutes, rules, and governmental regulations applicable to the Company.

3.8 Agreements; Actions.

(a)          There are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

(b)         There are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound which involve (i) obligations of, or payments to, the Company in excess of $25,000, (ii) the license of any patent, copyright, trade secret or other proprietary right of the Company, (iii) any other material agreement, (iv) provisions restricting the development, manufacture or distribution of the Company’s products or services, or (v) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

(c)          The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed, (iii) incurred any other liabilities individually in excess of $25,000 or in the aggregate in excess of $100,000, (iv) made any loans or advances to any person, other than ordinary advances for travel expenses, (v) sold, exchanged or otherwise disposed of any of its material assets or rights or (vi) agreed to do any of the foregoing.

(d)         For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(e)          The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Certificate or Bylaws, which adversely affects in any material respect its business as now conducted or as proposed to be conducted, its properties or its financial condition.

(f)            The Company has not engaged in the past three months in any discussion (i) with any representative of any corporation or corporations regarding the merger of the Company with or into any such corporation or corporations, (ii) with any representative of any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than 50% of the voting power of the Company would be disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.

3.9 Litigation.  There is no pending or, to the Company’s knowledge, threatened, legal action, proceeding or investigation that involves the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers , or that questions the validity of the Agreements or the right of the Company to enter into the Agreements or to consummate the transactions contemplated hereby and thereby, or that would reasonably be expected to result, either individually or in the aggregate, in any Material Adverse Event or any change in the current equity ownership of the Company , nor is the Company aware that there is any basis for the foregoing. There is no judgment, decree or order of any court in effect against the Company or any of its assets. The Company has no present intention to commence litigation against any other party.

3.10               Title to Property and Assets; Leases.  Except (a) for liens for current taxes not delinquent, (b) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, or (c) for minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property, the Company owns its property and assets free and clear of all mortgages, liens, claims and encumbrances (“Liens”). With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims, or encumbrances, subject to clauses (a)-(c) above.

3.11               Patents and Other Proprietary Rights.  Section 3.11 of the Schedule of Exceptions contains a complete and accurate list of all (a) patented or registered Intellectual Property Rights (as defined below) owned or used by the Company, (b) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Company and (c) unregistered trade names and corporate names owned or used by the Company. The Schedule of Exceptions also contains a complete and accurate list of all licenses and other rights granted by the Company to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to the Company with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights but not including licenses arising from the purchase of “off the shelf” or other standard products. The Company owns all right, title and interest in and to all of the Intellectual Property Rights listed or required to be listed on the Schedule of Exceptions free and clear of all liens, encumbrances or claims of others. The Company owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights used in or necessary for the operation of the business of the Company as presently conducted and as presently proposed to be conducted, free and clear of all liens, encumbrances or claims of others. The Company has taken all necessary and desirable actions to maintain and protect the Intellectual Property Rights that it owns. To the Company’s knowledge, the owners of any Intellectual Property Rights licensed to the Company have taken all necessary and desirable actions to maintain and protect the Intellectual Property Rights that are subject to such licenses. There have been no claims made against the Company asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, and to the Company’s knowledge, there are no valid grounds for the same. The Company has not received any notices of, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Company license any rights from a third party). To the Company’s knowledge, the conduct of the Company’s business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property rights of others, nor would any future conduct as presently contemplated infringe, misappropriate or conflict with any Intellectual Property Rights of others. To the Company’s knowledge, the Intellectual Property Rights owned by or licensed to the Company have not been infringed, misappropriated or conflicted by others. The transactions contemplated by this Agreement shall have no adverse effect on the Company’s right, title and interest in and to the Intellectual Property Rights listed or required to be listed on the Schedule of Exceptions. To the Company’s knowledge after due inquiry, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted and as presently proposed to be conducted. Neither the execution of this Agreement nor the transactions contemplated by this Agreement nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company. For purposes of this Agreement, “Intellectual Property Rights” means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together will all of the goodwill associated therewith, (iii) copyrights (registered and unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

3.12               Confidential Information and Invention Assignments.  Each employee of and consultant to the Company has executed and delivered to the Company a Confidential Information and Invention Assignment Agreement, in the form previously provided to legal counsel to the Investors. No current employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant’s Confidential Information and Invention Assignment Agreement. The Company is not aware that any of its employees or consultants are in violation thereof, and the Company will use its best efforts to prevent any such violation.

3.13               No Defaults; Violations or Conflicts.  The Company is not in violation of (i) any term or provision of its Certificate, Bylaws, or (ii) any term or provision of any indebtedness, mortgage, indenture, contract, agreement, or judgment, which violation would reasonably be expected to constitute a Material Adverse Event.

3.14               Registration Rights.  Except as provided in the Rights Agreement, the Company is under no contractual obligation to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

3.15               Brokers and Finders.  The Company has not retained any investment banker, broker or finder in connection with the sale of the Shares.

3.16               Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for qualification (or taking such action as may be necessary to secure an exemption from qualification) under the California Corporate Securities Laws and other applicable blue sky laws of the Shares and Conversion Shares.

3.17               Corporate Documents.  The Certificate and Bylaws of the Company as presently in effect are in the form previously provided to the Investors.

3.18               Minute Books.  The minute books of the Company provided to legal counsel to the Investors contain a complete summary of all meetings and actions of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

3.19               Disclosure.  The Company has provided the Investors with all the information that the Investors have requested for deciding whether to acquire the Shares and all information that the Company believes is reasonably necessary to enable the Investors to make such a decision. No representation or warranty of the Company contained in this Agreement and the exhibits attached hereto, or in any certificate furnished or to be furnished to Purchasers at the Closing, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3.20               No Conflict of Interest.  The Company is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. None of the Company’s officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the or, to the Company’s knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company in affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that officers, directors and/or stockholders of the Company may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly-traded company that may compete with the Company. None of the Company’s officers or directors or any members of their immediate families are, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

3.21               Liabilities.  The Company has no material liabilities or material contingent liabilities, except current liabilities incurred in the ordinary course of business which have not and will not, either in any individual case or in the aggregate, result in a Material Adverse Event.

3.22                           Financial Statements.  The Company has made available to the Investors the unaudited balance sheet and statement of operations of the Company as of and for the period ended December 31, 2006 (the “Financial Statements”). The Financial Statements are correct in all material respects, have been prepared in accordance with generally accepted accounting principles, and present fairly the financial condition and operating results of the Company as of the date(s) and during the period(s) indicated therein. The Company maintains, and will continue to maintain, a standard system of accounting established and administered in accordance with generally accepted accounting principles.

3.23                           No Material Change.  Since December 31, 2006 there has not been:

(a)                                  any changes in the assets, liabilities, financial condition, or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been and are not expected to be, individually or in the aggregate, materially adverse;

(b)                                 any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the Company’s business, properties, assets, prospects, or financial condition (as such business is presently conducted and as it is proposed to be conducted);

(c)                                  any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)                                 any satisfaction or discharge of any lien, claim, or encumbrance or payment or any obligation by the Company, except in the ordinary course of business and that is not material to the Company’s business, properties, assets, prospects, or financial condition (as such business conducted and as it is proposed to conducted);

(e)                                  any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

(f)                                    any material change in any compensation arrangement or agreement with any employee, officer, director, or stockholder;

(g)                                 any sale, assignment, or transfer or any Intellectual Property;

(h)                                 any resignation or termination of employment of any officer, key employee, or key consultant, or any group of key employees or consultants, of the Company;

(i)                                     receipt of notice that there has been a loss of, or material order cancellation by, any important customer of the Company;

(j)                                     any mortgage, pledge, transfer of a security interest in, or lien created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

(k)                                  any material change in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty, or otherwise;

(l)                                     any declaration, setting aside of payment, or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any such stock by the Company, or any issuance of stock or other securities other than stock options granted and exercised in the ordinary course of business under plans approved by the Board of Directors;

(m)                               to the best of the company’s knowledge, any other event or condition of any character that could materially and adversely affect the Company’s business, properties, assets, prospects, or financial conditions (as such business is presently conducted and as it is proposed to be conducted; or

(n)                                 any agreement or commitment by the Company to do any of the things described in this Section 3.23.

3.24         Permits.  The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could result in a Material Adverse Event. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

3.25         Employee Benefit Plans.  The Company is in compliance in all material respects with the terms of all Employee Benefit Plans as defined in the Employee Retirement Income Security Act of 1974, as amended and with the laws and regulations applicable thereto.

3.26         Environmental and Safety Laws.  The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

3.27         Tax Returns.  The Company has timely filed all tax returns (federal, state and local) required to be filed by it. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. The Company has not been advised that any of its returns have been or are being audited. The Company has withheld or collected from each payment made to each of its employees the amount of all taxes (including, without limitation, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Act taxes) required to be withheld or collected therefrom and has paid the same to the proper tax receiving officers or authorized depositories. The Company is not aware of any tax liability to be imposed upon its properties or assets as of the date hereof that would result in a Material Adverse Event. The Company is not a “United States real property holding corporation” within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

3.28         Employment Agreements.  The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company. No employee has any agreement or contract, written or verbal, regarding his or her employment. The Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement (each, a “Plan”). After reasonable investigation, to the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company; and to the Company’s knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any compensation following termination of employment with the Company. The Company is not aware that any officer or key employee intends to terminate his employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company without the payment of any severance benefit or the acceleration of any stock vesting (or lapse of stock repurchase provision).

3.29         Obligations of Management.  Each officer of the Company is currently devoting one hundred percent (100%) of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company in the future. No officer or key employee is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer of key employee is or will be compensated by such enterprise.

3.30         Voting Agreements.  To the Company’s knowledge, no shareholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

3.31         Section 83(b) Elections.  To the Company’s knowledge, all elections and notices permitted by Section 83(b) of the Code and any analogous provisions of applicable state tax laws have been timely filed by all employees who have purchased shares of the Company’s common stock under agreements that provide for the vesting of such shares.

4.               Representations and Warranties of the Investors.  Each Investor represents and warrants to the Company as follows:

4.1 Authorization.  When executed and delivered by such Investor, and assuming execution and delivery by the Company, the Agreements will constitute valid obligations of such Investor, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.

4.2 Brokers and Finders.  Such Investor has not retained any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement.

5.               Securities Laws.

5.1 Securities Laws Representations and Covenants of Investor.  Each Investor severally represents and warrants to the Company as follows:

(a)          This Agreement is made with such Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Shares and the Conversion Shares (collectively, the “Securities”) to be received by such Investor will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor has no contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any of the Securities.

(b)         Such Investor understands and acknowledges that the offering of the Securities pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(2) of the Securities Act, and that the Company’s reliance upon such exemption is predicated upon such Investor’s representations set forth in this Agreement.

(c)          Each such Investor covenants that in no event will it dispose of any of the Securities (other than if a Registration Statement is in effect with respect to such shares of the Securities or a disposition pursuant to Rule 144 promulgated by the Securities and Exchange Commission (“Commission”) under the Securities Act (“Rule 144”) or any similar or analogous rule) unless and until (i) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition that are necessary to the availability of an exemption under the Securities Act other than Rule 144, and (ii) if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel reasonably satisfactory in form and substance to the Company and the Company’s counsel to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act and any applicable state, local or foreign law has been taken. Notwithstanding the limitations set forth in the foregoing sentence, such Investor which is a partnership or other pooled investment vehicle may transfer Securities to its constituent partners or affiliates or a retired partner or affiliate of such entity who retires after the date hereof, or to the estate of any such partner or affiliate or retired partner or affiliate or transfer by gift, will or intestate succession to any such person’s spouse or lineal descendants or ancestors without the necessity of registration or opinion of counsel if the transferee agrees in writing to be subject to the terms of this Agreement and the other Agreements to the same extent as if such transferee were an Investor; provided, however, that each such Investor hereby covenants not to effect such transfer if such transfer either would invalidate the securities laws exemptions pursuant to which the Securities were originally offered and sold or would itself require registration under the

Securities Act or applicable state securities laws. Any certificate evidencing the Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 5.2 below; provided, however, that any legend endorsed on a certificate pursuant to Section 5.2(a) hereof shall be removed (i) if the Securities represented by such certificate shall have been effectively registered under the Securities Act or otherwise lawfully sold in a public transaction, or (ii) if such Securities may be transferred in compliance with Rule 144(k) promulgated under the Securities Act. Any legend endorsed on a certificate pursuant to Section 5.2(b) hereof shall be removed if the Company receives an order of the appropriate state authority authorizing such removal.

(d)         Each such Investor represents that: (i) such Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Investor’s prospective investment in the Securities; (ii) such Investor has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to purchase the Securities; (iii) such Investor has the ability to bear the economic risks of such Investor’s prospective investment; (iv) such Investor understands that no public market currently exists for any of the Company’s securities, and that the Company has made no assurances that a public market will ever exist for the Securities and (v) such Investor is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer complete loss on its investment.

5.2 Legends.

(a)          All certificates for the Securities shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR IN THE OPINION OF COUNSEL FOR THE COMPANY, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

(b)         Any certificates evidencing the Securities shall also bear any legend required by the Commissioner of Corporations of the State of Delaware or required pursuant to any state, local or foreign law governing such securities.

6.               Conditions of Investor’s Obligations at a Closing.  The obligations of each Investor under Sections 1.1 and 1.2 of this Agreement are subject to the fulfillment at or before each Closing of each of the following conditions, any of which may be waived in writing by such Investor but solely as to such Investor:

6.1 Representations and Warranties.  The representations and warranties of the Company contained in Section 3 shall be true on and as of the date of the Closing with the same effect as if made on and as of the Closing.

6.2 Performance.  The Company shall have performed or fulfilled in all material respects all agreements, obligations and conditions contained herein required to be performed or fulfilled by the Company before the Closing.

6.3 Blue Sky Compliance.  The Company shall have complied with and be effective under all state securities or Blue Sky laws applicable to the offer and sale of the Shares to the Investors at the Closing.

6.4 Information and Registration Rights.  The Company and the Investor shall have entered into the Rights Agreement in substantially the form attached hereto as Exhibit D.

6.5 Voting Agreement.  The Company and the Investor shall have entered into the Voting Agreement in substantially the form attached hereto as Exhibit E.

6.6 Co-Sale Agreement.  The Company and the Investor shall have entered into the Co-Sale Agreement in substantially the form attached hereto as Exhibit F.

6.7 Proceedings Satisfactory; Compliance Certificate.  All corporate and legal proceedings taken by the Company in connection with the transactions contemplated by this Agreement and all documents and papers relating to such transactions shall be satisfactory to the Investors and legal counsel to the Investors, and legal counsel to the Investors shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request. The Company shall have delivered to legal counsel to the Investors a certificate dated as of the Closing, signed by the Company’s President, certifying that each of the conditions set forth in this Sections 6 have been satisfied.

6.8 Opinion of Counsel.  There shall have been delivered to the Investors an opinion of legal counsel to the Company, in substantially the form of Exhibit G attached hereto, dated as of the date of the Closing.

6.9 Certified Charter Documents and Resolutions.  There shall have been delivered to the Investors a copy of the (i) Certificate and Bylaws of the Company (as amended and restated through the date of the Closing), (ii) resolutions of the Board of Directors approving the Agreements and the transaction contemplated hereby and thereby, and (iii) resolutions of the stockholders of the Company approving the Certificate, each certified by the Secretary of the Company as true and correct copies thereof as of the date of the Closing.

6.10                           Amended and Restated Certificate of Incorporation.  The Amended and Restated Certificate of Incorporation shall have been filed with and accepted by the Delaware Secretary of State.

6.11                           Stock Option Plan.  The Company shall have amended the 1998 Stock Plan so as to increase the number of shares reserved for issuance thereunder by an additional 2,000,000 shares.

6.12                           Indemnification of Directors.  The Company shall have entered into an Indemnification Agreement (in a form reasonably acceptable to legal counsel to the Investors) with each director of the Company.

6.13                           Management Rights.  The Company shall have entered into a management rights letter in reasonably acceptable form with each Investor, including Burrill & Co., who reasonably requires such a document.

6.14                           Completion of Due Diligence.  The Investors shall have completed their financial and legal due diligence. All documents contemplated by this Agreement shall have been completed.

6.15                           Burrill Director.  Immediately prior to the Initial Closing, a nominee of Burrill & Co. shall be duly elected or appointed as a Director of the Company.

7.               Conditions of the Company’s Obligations at a Closing.  The obligations of the Company under Sections 1.1 and 1.2 of this Agreement are subject to the fulfillment at or before each Closing of each of the following conditions, any of which may be waived in writing by the Company:

7.1 Representations and Warranties.  The representations and warranties of the Investor contained in Sections 4 and 5 shall be true on and as of the Closing with the same effect as though said representations and warranties had been made on and as of the Closing.

7.2 Information and Registration Rights.  The Investors shall have entered into the Rights Agreement in substantially the form of Exhibit D attached hereto.

7.3 Voting Agreement.  The Investors shall have entered into the Voting Agreement in substantially the form attached hereto as Exhibit E.

7.4 Co-Sale Agreement.  The Investors shall have entered into the Co-Sale Agreement in substantially the form attached hereto as Exhibit F.

7.5 Amended and Restated Certificate of Incorporation.  The Certificate shall have been filed with and accepted by the Delaware Secretary of State.

7.6 Payment of Purchase Price.  Each Investor shall have respectively delivered the total purchase price applicable to such Investor as set forth in Exhibit A hereto.

8.               Post-Closing Covenants of the Company.

8.1 Securities Laws Compliance.  The Company shall within fifteen (15) days of the Closings file a notice of the sale of the Shares to the Investors pursuant to Section 25102(f) of the California Corporations Code and shall make any other filings required by the securities or blue sky laws of any other applicable jurisdiction.

9.               Miscellaneous.

9.1 Entire Agreement; Successors and Assigns.  The Agreements constitute the entire agreement between the Company and the Investors relative to the subject matter hereof. Any previous agreement between the Company and the Investors is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

9.2 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

9.3 Counterparts.  This Agreement may be executed in counterparts, including those transmitted by facsimile or electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.4 Headings.  The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

9.5 Notices.  Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given (i) five days after sending by first class U.S. mail postage prepaid, (ii) upon personal delivery, or (iii) two days after the date of sending if sent by commercial overnight courier addressed to the Company as set forth below the Company’s name on the signature page of this Agreement, and to an Investor, at such Investor’s address as set forth on Exhibit A or at such other address as the Company or such Investor may designate.

9.6 Survival of Warranties.  The warranties, representations and covenants of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing, and such warranties, representations and covenants of the Company shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors; provided, however, that such representations and warranties need only be accurate as of the date of such execution and delivery and as of the Closing.

9.7 Amendment of Agreement.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issuable or issued upon conversion of the Shares provided that (i) no such amendment shall impose or increase any liability or obligation or an Investor without the consent of such Investor, and (ii) no such amendment has a disproportionately adverse effect on any Investor in relation to the other Investors without the consent of such Investor. Any amendment or waiver affected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible) and the Company.

9.8 Finders Fees.  Each of the Company and the Investor will indemnify the other against all liabilities incurred by the indemnifying party with respect to claims related to investment banking or finders fees in connection with the transactions contemplated by this Agreement, arising out of arrangements between the party asserting such claims and the indemnifying party, and all costs and expenses (including reasonable fees of counsel) of investigating and defending such claims.

9.9 Expenses.  Each of the Company and the Investors shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby; provided, however, that if the financing is consummated, the Company agrees to pay, at the Closing, upon the presentation of detailed invoice the reasonable fees and expenses of Jones Day as special legal counsel to Investor Burrill Life Sciences Capital Fund, L.P. and its participating affiliates, not to exceed $35,000 in the aggregate.

9.10                 Aggregation of Stock.  All Shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

9.11                 Severability.  If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

9.12                 Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

9.13                 Corporate Securities Law.  THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

9.14                 Exculpation Among Investors.  Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the shares of Series F Preferred.

9.15                           Indemnification.

(a)          The Company agrees to indemnify and hold harmless each Investor and such Investor’s general partners, officers, directors, employees, agents, affiliates and stockholders, if any (collectively, the “Indemnitees”), against any investigations, proceedings, claims or actions and for any expenses, damages, liabilities,  losses, penalties, fines, judgments, awards, settlements, Taxes, costs, fees and disbursements (joint or several) (collectively, “Losses”)  to which the Indemnitees may become subject under the Securities Act, and any rules or regulations promulgated thereunder, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any rules or regulations promulgated thereunder, or any federal, state, local, foreign or other law or regulation, common law or otherwise, arising out of, related to or in any way attributable to the Indemnitee’s investment in the Company, including, without limitation, Losses that arise out of, are related to or are in any way attributable to or based upon (i) any breach of any representation, warranty, agreement or covenant of the Company contained herein, (ii) any untrue statement or alleged untrue statement of any material fact contained in any registration statement filed by the Company or any amendment or supplement thereto, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) any untrue statement or alleged untrue statement of any material fact contained in any prospectus distributed by the Company or any amendment or supplement thereto, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iv) any statement by or on behalf of the Company or action taken by the Company. Upon written request, the Company agrees to reimburse the Indemnitee for any legal or other expenses incurred in connection with investigating or defending any such investigations, proceedings, claims or actions, as such expenses or other costs are incurred. Each Indemnitee may select its own counsel, and shall have the sole and exclusive right to conduct, defend and settle in its sole discretion any third party claim in connection with which indemnification is provided hereunder.

(b)         This indemnity shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls any Indemnitee within the meaning of the Act or the Exchange Act. This indemnity shall be in addition to any obligations that the Company may otherwise have with respect to the Investors, including, without limitation, any obligations to Investors or representatives of the Investors in their individual capacities as directors of the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE COMPANY:	EXPRESSION DIAGNOSTICS, INC.
a Delaware corporation

	By:	/s/ Pierre Cassigneul
Pierre Cassigneul, President

Address:
3260 Bayshore Blvd.
Brisbane, CA 94005

THE INVESTORS:	INTEL CAPITAL CORPORATION,
a Delaware corporation

	By:	/s/ James W. McCall

	Name:	James W. McCall

	Title:	Assistant Treasurer

Intel Capital Corporation
c/o Intel Corporation
Attn: Intel Capital Portfolio Manager
2200 Mission College Blvd., M/S RN6-46
Santa Clara, CA 95052
Fax Number: (408) 765-6038
With a copy by e-mail to:
portfolio.manager@intel.com

THIS IS THE SIGNATURE PAGE FOR THE EXPRESSION
DIAGNOSTICS, INC. (THE “COMPANY”) SERIES F
STOCK PURCHASE AGREEMENT ENTERED INTO BY
AND BETWEEN THE COMPANY, INTEL CAPITAL
CORPORATION AND THE OTHER INVESTORS SET
FORTH THEREIN.

[Signature Page to Expression Diagnostics, Inc. Series F Preferred Stock Purchase Agreement]

THE INVESTORS:	DAG VENTURES QP, L.P.

	By:	DAG Ventures Management, LLC,
its General Partner

		by:	/s/ John Cadeddu
John Cadeddu, Managing Director

DAG VENTURES, L.P.

	By:	DAG Ventures Management, LLC,
its General Partner

		by:	/s/ John Cadeddu
John Cadeddu, Managing Director

DAG VENTURES GP FUND, LLC

	By:	DAG Ventures Management, LLC,
its Managing Member

		by:	/s/ John Cadeddu
John Cadeddu, Managing Director

DAG VENTURES I-N, LLC

	By:	DAG Ventures Management, LLC,
its Managing Member

		by:	/s/ John Cadeddu
John Cadeddu, Managing Director

[Signature Page to Expression Diagnostics, Inc. Series F Preferred Stock Purchase Agreement]

THE INVESTORS:	JAMES McKAY ARMSTRONG

	By:	/s/ James McKay Armstrong

	Address:	Two Embarcadero Center, Suite 2300
San Francisco, CA 94111

BLACKBOARD VENTURES INC.

	by:	/s/ Terry Woodard
Terry Woodard, Designated Signator

[Signature Page to Expression Diagnostics, Inc. Series F Preferred Stock Purchase Agreement]

THE INVESTORS:	KPCB HOLDINGS, INC., AS NOMINEE

	By:	/s/ Brook Byers
	Name:	Brook Byers
	Title:	Senior Vice President

	Address:	c/o Kleiner Perkins Caufield Byers
2750 Sand Hill Road
Menlo Park, CA 94025
Facsimile: 650.233.0378
Attention: Risa Stack

[Signature Page to Expression Diagnostics, Inc. Series F Preferred Stock Purchase Agreement]

THE INVESTORS:	TPG VENTURES, L.P.

	By:	TPG Ventures GenPar, L.P.
	By:	TPG Venture Advisors, LLC

	By:	/s/ Jeffery D. Ekberg
	Name:	Jeffery D. Ekberg
	Title:	Vice President

	Address:	301 Commerce St., Ste. 3300
Fort Worth, Texas 76102
Attn: Jeffery D. Ekberg

TPG BIOTECHNOLOGY PARTNERS, L.P.

	By:	TPG Biotechnology GenPar, L.P.
	By:	TPG Biotech Advisors, LLC

	By:	/s/ Jeffery D. Ekberg
	Name:	Jeffery D. Ekberg
	Title:	Vice President

	Address:	301 Commerce St., Ste. 3300
Fort Worth, Texas 76102
Attn: Jeffery D. Ekberg

[Signature Page to Expression Diagnostics, Inc. Series F Preferred Stock Purchase Agreement]

THE INVESTORS:	SPROUT CAPITAL IX, L.P.

	By:	DLJ Capital Corporation
	Its:	Managing General Partner

/s/ Vijay K. Lathi
	By:	Vijay K. Lathi
	Its:	Attorney in Fact

SPROUT ENTREPRENEURS FUND, L.P.

	By:	DLJ Capital Corporation
	Its:	General Partner

/s/ Vijay K. Lathi
	By:	Vijay K. Lathi
	Its:	Attorney in Fact

[Signature Page to Expression Diagnostics, Inc. Series F Preferred Stock Purchase Agreement]

THE INVESTORS:	INTEGRAL CAPITAL PARTNERS VI, L.P.

By Integral Capital Management VI, LLC
its General Partner

/s/ Pamela K. Hagenah
	By:	Pamela K. Hagenah
	Title:	A Manager

[Signature Page to Expression Diagnostics, Inc. Series F Preferred Stock Purchase Agreement]

THE INVESTORS:	BAY AREA EQUITY FUND I, L.P.

By: Bay Area Equity Fund Managers I, L.L.C., its General Partner
By: H&Q Venture Management L.L.C., its Managing Member

	By:	/s/ Michael C. Dorsey
Name: Michael C. Dorsey
Title: Managing Director

[Signature Page to Expression Diagnostics, Inc. Series F Preferred Stock Purchase Agreement]

THE INVESTORS:	Burrill Life Sciences Capital Fund, L.P.
	By:	Burrill & Company (Life Sciences GP), LLC
Its General Manager

	By:	/s/ G. Steven Burrill
	Name:	G. Steven Burrill
	Title:	Managing Manager

	Address:	One Embarcadero Center, Suite 2700
San Francisco, CA 94111

	Fax:	(415) 591-5401

Burrill Indiana Life Sciences Capital Fund, L.P.
	By:	Burrill & Company (Indiana GP), LLC
Its General Manager

	By:	/s/ G. Steven Burrill
	Name:	G. Steven Burrill
	Title:	Managing Member

	Address:	One Embarcadero Center, Suite 2700
San Francisco, CA 94111

	Fax:	(415) 591-5401

[Signature Page to Expression Diagnostics, Inc. Series F Preferred Stock Purchase Agreement]

THE INVESTORS:	TriplePoint Capital LLC

	By:	/s/ Sajal Srivastava
	Name:	Sajal Srivastava
	Title:	Chief Operating Officer

	Address:	2420 Sand Hill Road, #200
Menlo Park, CA 94025

	Fax:	(650) 854-2084

Leader Equity, LLC
	By:	Leader Ventures, LLC
Its Manager

	By:	/s/ Robert W. Molke
	Name:	Robert W. Molke
	Title:	Managing Director

	Address:	311 California Street, Suite 420
San Francisco, CA 94111

	Fax:	(415) 956-8233

[Signature Page to Expression Diagnostics, Inc. Series F Preferred Stock Purchase Agreement]

THE INVESTORS:	PWP PARTNERSHIP FUND, LLC
By:

	By:	/s/ William F. Dagley
Name: William F. Dagley
Title: Managing Director

	Address:	80 Sir Francis Drake Boulevard
4th Floor
Larkspur, CA 94939

	Fax:	(415) 461-3299

[Signature Page to Expression Diagnostics, Inc. Series F Preferred Stock Purchase Agreement]

THE INVESTORS:	WS INVESTMENT COMPANY LLC (2007C)
WS INVESTMENT COMPANY (2007A)

	By:	/s/ James A. Terranova
Name: James A. Terranova
Title:

[Signature Page to Expression Diagnostics, Inc. Series F Preferred Stock Purchase Agreement]

EXHIBIT A

Schedule of Investors

Investor	Shares	Price

KPCB	456,719	$2,340,228.16
TPG Ventures, L.P.	137,016	$702,069.99
TPG Biotechnology Partners, L.P.	319,703	$1,638,158.17
Sprout Capital IX, L.P.	297,890	$1,526,388.36
Sprout Entrepreneurs Fund, L.P.	1,250	$6,405.00
Bay Area Equity Fund I, L.P.	109,743	$562,323.13
Integral Capital Partners VI, L.P.	195,160	$999,999.84
Burrill Life Sciences Capital Fund, L.P.	1,441,398	$7,385,723.35
Burrill Indiana Life Sciences Capital Fund, L.P.	119,882	$614,275.37
DAG Ventures QP, L.P.	739,080	$3,787,045.92
DAG Ventures, L.P.	38,254	$196,013.50
DAG Ventures GP Fund, LLC	52,096	$266,939.90
DAG Ventures I-N, LLC	97,580	$499,999.92
Blackboard Ventures, Inc.	146,370	$749,999.88
James McKay Armstrong	97,580	$499,999.92
Intel Capital Corporation	390,320	$1,999,999.68
Triple Point Capital LLC	97,580	$499,999.92
Leader Equity, LLC	48,790	$249,999.96
PWP Partnership Fund, LLC	195,160	$999,999.84
WS Investment Company, LLC (2007A	6,831	$35,002.04
WS Investment Company, LLC (2007C)	3,903	$19,998.97
Total	4,992,305	$25,580,570.82